Rouse Properties Reports Third Quarter 2014 Results
- Core NOI Increased by 24.1% and Core FFO Per Share Increased by 10.8% -
- Tenth Consecutive Quarter With Over Half Million Square Feet of Leases Signed -
- Initial Rental Rate Spread for New and Renewal Leases Increased 9.2% -
- Acquired 51% Interest in The Mall at Barnes Crossing -
- Executed Contract to Sell Knollwood Mall for $106.7 Million -
-Raising Full Year 2014 Guidance Range to $1.61 to $1.64 Per Share -

New York, NY, November 3, 2014 - Rouse Properties, Inc. (the "Company" or "Rouse") (NYSE: RSE) a national owner of regional enclosed malls, today announced consolidated results for the three months ended September 30, 2014.
"We are extremely pleased to complete another strong quarter in which we realized significant benefit from our operational and strategic initiatives," stated Andrew Silberfein, President and Chief Executive Officer. "Our strong leasing momentum for the Operating Portfolio has improved our leased percentage to 91.3%, increased our initial rent spreads by 9.9% and raised sales to $321 per square foot. Furthermore, we acquired a controlling interest in another dominant, protected mall, bringing our total acquisition volume to more than $700 million since our formation, as we continue to expand and upgrade our portfolio."

Mr. Silberfein continued, "Additionally, we have executed a contract to sell Knollwood Mall upon completion of our redevelopment, demonstrating the value we are creating throughout our portfolio while recycling capital to reinvest in higher yielding growth opportunities. Looking ahead, we expect that the investments we have made across our platform, coupled with our substantial amount of signed but not yet open leases, should contribute meaningfully to our same store results for the fourth quarter and in 2015."

Operational and Financial Highlights Third Quarter 2014 (1)

•
Total portfolio average rental rates for new and renewal leases, on a same suite basis, rose 11.8% and the initial rental rates for new and renewal leases increased 9.2%, on average, for leases executed during the quarter.

•	Leased approximately 588,000 square feet.

•	At September 30, 2014, signed but not yet open (SNO) leases aggregated to $16.2 million of annual incremental revenue.

•	For the Operating Portfolio, inline leased percentage increased 0.7% year over year to 91.3%, and 94.9% including anchors.

•	For the Operating Portfolio, permanent leased percentage increased 2.6% year over year from 79.8% to 82.4%.

•	For the Operating Portfolio, tenant sales were $321 per square foot on a trailing twelve month basis. On a comparable basis, trailing twelve month Same Property tenant sales increased 2.1%.

•
Same Property NOI, as adjusted, increased 3.0% compared to the third quarter of 2013. Including the impact of Collin Creek and Vista Ridge, which were deemed as Special Consideration assets during the third quarter and therefore removed from the Same Property portfolio, Same Property NOI, as adjusted, increased 0.8%.

•	Same Property average mall in-place rent for tenants less than 10,000 square feet increased 1.9%, year over year, to $39.46 from $38.72 per square foot.

•
Subsequent to the end of the quarter, executed a contract for $106.7 million to sell Knollwood Mall, a 457,000 square foot center in suburban Minneapolis, Minnesota which is in the final stages of redevelopment.

(1) Operating Portfolio excludes properties undergoing substantial redevelopment and special consideration assets.

Financial Results for the Three Months Ended September 30, 2014
Core FFO was $23.7 million, or $0.41 per diluted share, as compared to $18.7 million, or $0.37 per diluted share in the prior year period. The growth year over year was the result of an increase in same property NOI and the impact of the properties that were acquired in 2013 and 2014, partially offset by the higher share count resulting from equity issued and additional interest expense from higher average debt balances.
Core NOI was $47.6 million as compared to $38.4 million in the prior year period. On a Same Property basis, excluding lease termination income of approximately $0.9 million, Same Property Core NOI, as adjusted, increased by 3.0% to $31.8 million from $30.9 million for the three months ended September 30, 2014 compared to September 30, 2013. Including the impact of Collin Creek and Vista Ridge, which were deemed as Special Consideration assets during the third quarter and therefore removed from the Same Property portfolio, Same Property NOI, as adjusted, increased 0.8%.
Net loss attributable to Rouse Properties was $(26.6) million or $(0.46) per basic and diluted share, as compared to a net loss of $(4.7) million or $(0.09) per basic and diluted share in the prior year period. Net loss for the three months ended September 30, 2014, included a provision for impairment of $10.7 million, related to reductions in the estimated values of Steeplegate Mall and Collin Creek, two assets designated as special consideration. The change in net loss was primarily due to the impairment, as well as higher depreciation and amortization expenses and interest expenses, partially offset by higher revenue due to acquisitions and portfolio occupancy increases.
Transactions
In September 2014, the Company acquired a 51% interest in a joint venture partnership with David Hocker & Associates, Inc. to own and operate The Mall at Barnes Crossing, a single-level, 670,000 square foot enclosed regional mall in Tupelo, Mississippi, and a 60,000 square foot strip shopping center located adjacent to the property. In conjunction with the transaction, the joint venture closed on a new, ten-year $67.0 million non-recourse loan with an interest rate of 4.29%.
The Mall at Barnes Crossing is anchored by Belk, Belk Men’s and Home Store, jcpenney, Sears, Dick’s Sporting Goods, Barnes & Noble, and an eight-screen Cinemark movie theater. It also features a strong roster of national retailers such as Victoria’s Secret, Ann Taylor Loft, Chico’s, Buckle, Bath & Body Works, Francesca’s and Ulta. The Mall at Barnes Crossing serves a trade area of over 450,000 people.
Financial Activities
On July 1, 2014, the Company removed Chula Vista Center located in Chula Vista, CA from the 2013 Senior Facility collateral pool and placed a new $70.0 million non-recourse mortgage loan, secured by the asset. The loan bears interest at a fixed rate of 4.18%, has a term of ten years, and is interest only for the first three years. Sikes Senter located in Wichita Falls, TX, had an outstanding mortgage loan of $54.6 million with a fixed interest rate of 5.20% that was repaid on July 1, 2014 with proceeds from the Chula Vista Center refinancing. Upon repayment, Sikes Senter was added to the 2013 Senior Facility collateral pool with no change to the outstanding 2013 Senior Facility balance. These refinancings resulted in approximately $15.0 million of proceeds to the Company before transaction costs.

In July, 2014, the Company reduced the spread on the non-recourse mortgage loan on NewPark Mall located in Newark, CA, from LIBOR plus 405 basis points to LIBOR plus 325 basis points.

On July 21, 2014, a receiver was appointed for the Steeplegate Mall mortgage loan. The Company along with the special servicer and the receiver are working on an orderly transfer of the deed to the Steeplegate Mall mortgage lender or successor lender should the loan be sold in the coming months. The loan matured on August 1, 2014 and was not repaid. As such the loan is in default.

Subsequent Events
In October, the Company closed on a new $46.5 million mortgage loan secured by Bayshore Mall in Eureka, CA. The non-recourse CMBS loan carries a fixed interest rate of 3.96% and matures in November 2024. Proceeds were used to repay all outstanding indebtedness on the Company’s secured revolving credit facility and for general corporate purposes.
In October, the Company executed a contract with an institutional buyer to sell Knollwood Mall in St. Louis Park, MN, a 457,000 square foot retail center for $106.7 million. Knollwood Mall is currently under construction to convert the asset from an enclosed mall to a power center, and includes such leading tenants as Nordstrom Rack, Cub Foods, Kohl’s, TJ Maxx/HomeGoods, Ulta, Old Navy and DSW. The closing of the transaction is subject to the satisfaction of customary conditions.

Common Stock Dividend
On October 30, 2014, the Board of Directors declared a common stock dividend of $0.17 per share payable on January 30, 2015 to stockholders of record on January 15, 2015. The Company's objective is to continue to grow the dividend over time and the Board will continue to evaluate the dividend policy as the Company's repositioning and acquisition plans continue to take effect.

2014 Guidance
The Company is increasing its full year 2014 guidance range for Core FFO to $1.61 to $1.64 per diluted share, based on management's expectation as of the date of this release. Full year guidance assumes the following: Growth of 3.5% to 4.0% in Same Property Core NOI(1), as adjusted, excluding legacy litigation expenses, general and administrative expense of $25.0 million to $25.3 million, and net interest expense of $69.1 million to $69.6 million. The guidance presented does not include the effects of any additional property acquisitions, dispositions, or capital transaction activity completed subsequent to September 30, 2014, other than those items discussed herein.

A reconciliation of the range of expected diluted net income per share to estimated Core FFO per share for 2014 is as follows:

	For the year ended
	December 31, 2014
	Low	High
GAAP expected net loss per share	$(0.83)	$(0.79)
Add: Depreciation and amortization	1.71	1.71
Add: Provision for impairment	0.18	0.18
Expected Funds From Operations per share	1.06	1.10
Other Core Funds From Operations adjustments (2)	0.55	0.54
Core Funds From Operations (3)	$1.61	$1.64

(1) The Same Property excludes acquisitions completed after January 1, 2013, Knollwood and Gateway Malls which are under construction to convert the assets from enclosed malls to open air power centers, and Steeplegate Mall, Collin Creek and Vista Ridge which have been designated as special consideration assets. An asset is designated as special consideration when a property has a heightened probability of being conveyed to its lender absent substantive renegotiation.
(2) Refer to the Supplemental Information package for additional details on the nature of the adjustments to reconcile to FFO and Core FFO. 2014 Guidance includes:

	Low	High
Straight-line rent and above / below market lease amortization	$12,250	$12,000
Other expenses	4,300	4,300
Amortization of market rate adjustments	9,550	9,425
Amortization of deferred financing costs	5,200	5,075
Income taxes	700	700

(3) Assumes 2014 annualized weighted average common shares outstanding - diluted of 58,100,000.
Supplemental Information
The Company released an informational supplemental packet, available at www.rouseproperties.com under the Investors section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 8:30 a.m. eastern standard time on November 4, 2014, to discuss third quarter 2014 results. The number to call is 877-705-6003 (domestic) and 1-201-493-6725 (international). The live webcast will be available at www.rouseproperties.com under the Investors section. A replay of the conference call will be available through November 18, 2014, by dialing 877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13591187.
Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to the Company's ability to outperform the ongoing recovery of the retail and REIT industry and the markets in which the Company's mall properties are located, the Company's ability to generate internal and external growth, the Company's ability to identify and complete the acquisition of properties in new markets, the Company's ability to complete redevelopment projects, and the Company's ability to increase margins, including net operating income. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and other documents filed by the Company with the Securities and Exchange Commission.
Non-GAAP Financial Measures
The Company makes reference to net operating income (“NOI”) and funds from operations (“FFO”).  NOI is defined as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (property operating expenses, real estate taxes, repairs and maintenance, marketing, and provision for doubtful accounts). We use FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, and real estate related depreciation and amortization.
In order to present operations in a manner most relevant to its future operations, Core FFO and Core NOI have been presented to exclude certain non-cash and non-recurring revenue and expenses. A reconciliation of NOI to Core NOI and FFO to Core FFO has been included in the "Reconciliation of Core NOI and Core FFO" schedule attached to this release.

NOI, FFO and derivations thereof are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders.  For reference, as an aid in understanding management's computation of NOI and FFO, a reconciliation of NOI to operating income and FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule attached to this release.
About Rouse
Rouse is a publicly traded real estate investment trust headquartered in New York City and was founded on a legacy of innovation and creativity. Among the country's largest publicly traded regional mall owners, the Company's geographically diverse portfolio spans the United States from coast to coast, and includes 36 malls in 23 states encompassing over 25.5 million square feet of retail space. For more information, visit www.rouseproperties.com.

Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2014 (Unaudited)	September 30, 2013 (Unaudited)	September 30, 2014 (Unaudited)	September 30, 2013 (Unaudited)
Revenues:
Minimum rents	$51,817	$40,733	$144,608	$119,296
Tenant recoveries	20,518	17,918	58,430	50,254
Overage rents	726	188	2,664	2,479
Other	1,722	1,476	4,711	4,161
Total revenues	74,783	60,315	210,413	176,190
Expenses:
Property operating costs	18,639	16,015	52,535	43,831
Real estate taxes	7,287	6,517	19,553	18,300
Property maintenance costs	2,394	2,158	8,170	8,361
Marketing	572	720	1,653	2,032
Provision for (recovery of) doubtful accounts	271	(136)	659	364
General and administrative	6,132	5,575	18,613	15,675
Provision for impairment	10,665	—	10,665	—
Depreciation and amortization	27,130	15,748	71,593	47,418
Other	1,371	585	2,631	2,052
Total expenses	74,461	47,182	186,072	138,033
Operating income	322	13,133	24,341	38,157

Interest income	34	166	310	492
Interest expense	(26,592)	(18,002)	(63,239)	(59,305)
Loss before income taxes and discontinued operations	(26,236)	(4,703)	(38,588)	(20,656)
Provision for income taxes	(136)	20	(383)	(235)
Loss from continuing operations	(26,372)	(4,683)	(38,971)	(20,891)
Discontinued operations:
Loss from discontinued operations	—	—	—	(23,158)
Gain on extinguishment of debt	—	—	—	13,995
Discontinued operations, net	—	—	—	(9,163)
Net loss	$(26,372)	$(4,683)	$(38,971)	$(30,054)
Net income attributable to non-controlling interests	(194)	—	(194)	—
Net loss attributable to Rouse Properties Inc.	$(26,566)	$(4,683)	$(39,165)	$(30,054)

Loss from continuing operations per share attributable to Rouse Properties Inc - Basic and Diluted (1)	$(0.46)	$(0.09)	$(0.69)	$(0.42)

Net loss per share attributable to Rouse Properties Inc - Basic and Diluted (1)	$(0.46)	$(0.09)	$(0.69)	$(0.61)

Dividends declared per share	$0.17	$0.13	$0.51	$0.39

Other comprehensive loss:
Net loss	$(26,372)	$(4,683)	$(38,971)	$(30,054)
Other comprehensive loss:
Unrealized gain (loss) on financial instrument	425	—	(230)	—
Comprehensive loss	$(25,947)	$(4,683)	$(39,201)	$(30,054)

(1) Calculated using weighted average number of shares of 57,519,412 and 49,346,798 for the three months ended September 30, 2014 and 2013, respectively, and 57,062,578 and 49,340,373 for the nine months ended September 30, 2014 and 2013, respectively.

Consolidated Balance Sheets

(In thousands)	September 30, 2014 (Unaudited)	December 31, 2013

Assets:
Investment in real estate:
Land	$378,354	$353,061
Buildings and equipment	1,846,054	1,595,070
Less accumulated depreciation	(176,421)	(142,432)
Net investment in real estate	2,047,987	1,805,699
Cash and cash equivalents	21,287	14,224
Restricted cash	44,596	46,836
Accounts receivable, net	31,217	30,444
Deferred expenses, net	51,429	46,055
Prepaid expenses and other assets, net	69,506	76,252
Total assets	$2,266,022	$2,019,510

Liabilities:
Mortgages, notes and loans payable, net	$1,587,572	$1,454,546
Accounts payable and accrued expenses, net	123,295	109,683
Total liabilities	1,710,867	1,564,229

Commitments and contingencies	—	—

Equity:
Preferred stock (1)	—	—
Common stock (2)	578	497
Additional paid-in capital	688,129	565,798
Accumulated deficit	(150,290)	(111,125)
Accumulated other comprehensive loss	(230)	—
Total stockholders' equity	538,187	455,170
Non-controlling interest	16,968	111
Total equity	555,155	455,281
Total liabilities and equity	$2,266,022	$2,019,510

(1) Preferred stock: $0.01 par value; 50,000,000 shares authorized, 0 issued and outstanding as of September 30, 2014 and December 31, 2013.
(2) Common stock: $0.01 par value; 500,000,000 shares authorized, 57,746,765 issued and 57,742,605 outstanding as of September 30, 2014 and 49,652,596 issued and 49,648,436 outstanding as of December 31, 2013.
.

Reconciliation of Core NOI and Core FFO - For The Three Month Period Ended

	September 30, 2014						September 30, 2013
(In thousands, except per share amounts)	(Unaudited)						(Unaudited)
	Consolidated	Discontinued Operations	Noncontrolling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO	Consolidated	Discontinued Operations	Noncontrolling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$51,817	$—	$(369)	$51,448	$2,347	$53,795	$40,733	$—	$—	$40,733	$3,306	$44,039
Tenant recoveries	20,518	—	(121)	20,397	—	20,397	17,918	—	—	17,918	—	17,918
Overage rents	726	—	(2)	724	—	724	188	—	—	188	—	188
Other	1,722	—	(2)	1,720	—	1,720	1,476	—	—	1,476	—	1,476
Total revenues	74,783	—	(494)	74,289	2,347	76,636	60,315	—	—	60,315	3,306	63,621
Operating Expenses:
Property operating costs (3)	18,639	—	(60)	18,579	(39)	18,540	16,015	—	—	16,015	(32)	15,983
Real estate taxes	7,287	—	(59)	7,228	—	7,228	6,517	—	—	6,517	—	6,517
Property maintenance costs	2,394	—	(5)	2,389	—	2,389	2,158	—	—	2,158	—	2,158
Marketing	572	—	—	572	—	572	720	—	—	720	—	720
Provision for (recovery of) doubtful accounts	271	—	—	271	—	271	(136)	—	—	(136)	—	(136)
Total operating expenses	29,163	—	(124)	29,039	(39)	29,000	25,274	—	—	25,274	(32)	25,242

Net operating income	45,620	—	(370)	45,250	2,386	47,636	35,041	—	—	35,041	3,338	38,379

General and administrative (4)(5)	6,132	—	—	6,132	(35)	6,097	5,575	—	—	5,575	27	5,602
Other (6)	1,371	—	—	1,371	(1,371)	—	585	—	—	585	(585)	—
Subtotal	38,117	—	(370)	37,747	3,792	41,539	28,881	—	—	28,881	3,896	32,777

Interest income	34	—	—	34	—	34	166	—	—	166	—	166
Interest expense
Amortization and write-off of market rate adjustments	(7,129)	—	—	(7,129)	7,129	—	(2,141)	—	—	(2,141)	2,141	—
Amortization and write-off of deferred financing costs	(1,267)	—	—	(1,267)	1,267	—	(1,629)	—	—	(1,629)	1,629	—
Debt extinguishment costs	(259)	—	—	(259)	259	—	—	—	—	—	—	—
Interest on debt	(17,937)	—	78	(17,859)	—	(17,859)	(14,232)	—	—	(14,232)	—	(14,232)
Provision for income taxes	(136)	—	—	(136)	136	—	20	—	—	20	(20)	—
Funds from operations	$11,423	$—	$(292)	$11,131	$12,583	$23,714	$11,065	$—	$—	$11,065	$7,646	$18,711
Funds from operations per share - basic and diluted (7)						$0.41						$0.38
Funds from operations per share - diluted (8)						$0.41						$0.37

(1) Represents our partners share of operations from consolidated properties.
(2) Core adjustments include the aggregate amounts for consolidated and discontinued operations for straight-line rent of $(97) and $(684), above / below market lease amortization of $2,433 and $3,740 and tenant inducement amortization of $11 and $250 for the three months ended September 30, 2014 and 2013, respectively.
(3) Core adjustments include above / below market ground lease amortization of $39 and $32 for the three months ended September 30, 2014 and 2013, respectively.
(4) General and administrative costs include $960 and $754 of non-cash stock compensation expense for the three months ended September 30, 2014 and 2013, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $35 and $(27) for the three months ended September 30, 2014 and 2013, respectively.
(6) Core adjustments include property acquisition costs and non-recurring costs related to the transition from Brookfield financial service center.
(7) Calculated using weighted average number of shares of common stock of 57,519,412 and 49,346,798 for the three months ended September 30, 2014 and 2013, respectively.
(8) Assumes 58,002,235 and 50,263,158 diluted shares of common stock for the three months ended September 30, 2014 and 2013, respectively.

Reconciliation of Core NOI and Core FFO - For the Nine Month Period Ended

	September 30, 2014						September 30, 2013
(In thousands, except per share amounts)	(Unaudited)						(Unaudited)
	Consolidated	Discontinued Operations	Noncontrolling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO	Consolidated	Discontinued Operations	Noncontrolling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$144,608	$—	$(369)	$144,239	$8,666	$152,905	$119,296	$3,117	$—	$122,413	$10,543	$132,956
Tenant recoveries	58,430	—	(121)	58,309	—	58,309	50,254	1,475	—	51,729	—	51,729
Overage rents	2,664	—	(2)	2,662	—	2,662	2,479	72	—	2,551	—	2,551
Other	4,711	—	(2)	4,709	—	4,709	4,161	148	—	4,309	—	4,309
Total revenues	210,413	—	(494)	209,919	8,666	218,585	176,190	4,812	—	181,002	10,543	191,545
Operating Expenses:
Property operating costs (3)	52,535	—	(60)	52,475	(106)	52,369	43,831	1,676	—	45,507	(93)	45,414
Real estate taxes	19,553	—	(59)	19,494	—	19,494	18,300	301	—	18,601	—	18,601
Property maintenance costs	8,170	—	(5)	8,165	—	8,165	8,361	292	—	8,653	—	8,653
Marketing	1,653	—	—	1,653	—	1,653	2,032	49	—	2,081	—	2,081
Provision for (recovery of) doubtful accounts	659	—	—	659	—	659	364	1	—	365	—	365
Total operating expenses	82,570	—	(124)	82,446	(106)	82,340	72,888	2,319	—	75,207	(93)	75,114

Net operating income	127,843	—	(370)	127,473	8,772	136,245	103,302	2,493	—	105,795	10,636	116,431

General and administrative (4)(5)	18,613	—	—	18,613	(56)	18,557	15,675	—	—	15,675	(67)	15,608
Other (6)	2,631	—	—	2,631	(2,631)	—	2,052	—	—	2,052	(2,052)	—
Subtotal	106,599	—	(370)	106,229	11,459	117,688	85,575	2,493	—	88,068	12,755	100,823

Interest income	310	—	—	310	—	310	492	—	—	492	—	492
Interest expense
Amortization and write-off of market rate adjustments	(9,015)	—	—	(9,015)	9,015	—	(5,689)	(1,131)	—	(6,820)	6,820	—
Amortization and write-off of deferred financing costs	(3,420)	—	—	(3,420)	3,420	—	(6,607)	(103)	—	(6,710)	6,710	—
Debt extinguishment costs	(259)	—	—	(259)	259	—	(1,886)	—	—	(1,886)	1,886	—
Interest on debt	(50,545)	—	78	(50,467)	—	(50,467)	(45,123)	(1,993)	—	(47,116)	—	(47,116)
Provision for income taxes	(383)	—	—	(383)	383	—	(235)	—	—	(235)	235	—
Funds from operations	$43,287	$—	$(292)	$42,995	$24,536	$67,531	$26,527	$(734)	$—	$25,793	$28,406	$54,199
Funds from operations per share - basic and diluted (7)						$1.18						$1.10
Funds from operations per share - diluted (8)						$1.16						$1.08
(1) Represents our partners share of operations from consolidated properties.
(2) Core adjustments includes the aggregate amounts for consolidated and discontinued operations for straight-line rent of $(1,184) and $(2,537), above / below market lease amortization of $9,829 and $12,330 and tenant inducement amortization of $21 and $750 for the nine months ended September 30, 2014 and 2013, respectively.
(3) Core adjustments include above / below market ground lease amortization of $106 and $93 for the nine months ended September 30, 2014 and 2013, respectively.
(4) General and administrative costs include $2,737 and $2,248 of non-cash stock compensation expense for the nine months ended September 30, 2014 and 2013, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $56 and $67 for the nine months ended September 30, 2014 and 2013, respectively.
(6) Core adjustments include property acquisition costs and non-recurring costs related to the transition from Brookfield financial service center.
(7) Calculated using weighted average number of shares of 57,062,578 and 49,340,373 for the nine months ended September 30, 2014 and 2013, respectively.
(8) Assumes 58,002,235 and 50,263,158 diluted common shares for the nine months ended September 30, 2014 and 2013, respectively.

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2014(unaudited)	September 30, 2013 (unaudited)	September 30, 2014(unaudited)	September 30, 2013 (unaudited)

Reconciliation of NOI to GAAP Operating Income
NOI:	$45,250	$35,041	$127,473	$105,795
Discontinued operations	—	—	—	(2,493)
Noncontrolling interest	370	—	370	—
General and administrative	(6,132)	(5,575)	(18,613)	(15,675)
Other	(1,371)	(585)	(2,631)	(2,052)
Depreciation and amortization	(27,130)	(15,748)	(71,593)	(47,418)
Provision for Impairment	(10,665)	—	(10,665)	—
Operating income	$322	$13,133	$24,341	$38,157

Reconciliation of FFO to GAAP Net loss attributable to common stockholders
FFO:	$11,131	$11,065	$42,995	$25,793
Discontinued operations	—	—	—	(22,424)
Noncontrolling Interest	98	—	98	—
Depreciation and amortization	(27,130)	(15,748)	(71,593)	(47,418)
Provision for impairment	(10,665)	—	(10,665)	—
Gain on extinguishment of debt	—	—	—	13,995
Net loss attributable to common stockholders	$(26,566)	$(4,683)	$(39,165)	$(30,054)

Weighted average number of shares outstanding	57,519,412	49,346,798	57,062,578	49,340,373
Net loss per share	$(0.46)	$(0.09)	$(0.69)	$(0.61)
.

Source: Rouse Properties, Inc.
Rouse Properties, Inc.
Investor Relations, 212-608-5108
IR@rouseproperties.com